EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

AirTouch Communications, Inc.

We hereby consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated March 28, 2011, relating to our audits of the financial statements of Waxess USA, Inc. as of December 31, 2010 and 2009 and for the years then ended.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Anton & Chia, LLP

Newport Beach, California

September 29, 2011